Exhibit 99.2 – Audited Financial Statements

Independent Auditor’s Report

To the Members of
Bay Harbor Marketing, LLC:

We have audited the accompanying balance sheets of Bay Harbor Marketing, LLC (the Company), as of December 31, 2007 and 2006 and the related statements of operations and changes in members’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor have we been engaged to perform, an audit of the Company’s internal control over financial reporting.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bay Harbor Marketing, LLC as of December 31, 2007 and 2006, and the results of its operations and changes in members’ deficit and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Burr Pilger & Mayer LLP
San Francisco, California
October 21, 2008

BAY HARBOR MARKETING, LLC
BALANCE SHEETS
December 31, 2007 and 2006
____________

ASSETS	2007	2006

Current assets:
Cash and cash equivalents	$48,322	$2,966
Deposits	5,000	2,325

Total current assets	53,322	5,291

Customer list, net	-	12,375

Total assets	$53,322	$17,666

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Notes payable	$209,706	-
Member payable	-	$21,037
Accrued liabilities	46,123	59,831
Deferred revenue	6,702	14,489

Total current liabilities	262,531	95,357

Notes payable, less current portion	136,774	-

Total liabilities	399,305	95,357

Commitments (Note 7)

Members' deficit	(345,983)	(77,691)

Total liabilities and members’ deficit	$53,322	$17,666

BAY HARBOR MARKETING, LLC
STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' DEFICIT
for the years ended December 31, 2007 and 2006
____________

	2007	2006

Net revenues	$396,296	$118,062

Cost of revenues	(140,316)	(39,326)

Gross profit	255,980	78,736

Operating expenses:
Professional fees	312,923	118,403
Rent and occupancy	35,264	17,292
Office expense	16,073	18,407
Advertising	14,790	10,825
Amortization of customer list	12,375	4,125
Miscellaneous	1,610	934

Total operating expenses	393,035	169,986

Loss from operations	(137,055)	(91,250)

Interest income (expense), net	(26,767)	(511)

Net loss	(163,822)	(91,761)

Members' deficit, beginning of year	(77,691)	(12,492)

Cash contributions	-	150,000
Member share-based compensation	-	2,185
Member equity issued with note payable	4,370	-

Distributions	(108,840)	(125,623)

Members' deficit, end of year	$(345,983)	$(77,691)

BAY HARBOR MARKETING, LLC
STATEMENTS OF CASH FLOWS
for the years ended December 31, 2007 and 2006
____________

	2007	2006
Cash flows from operating activities:
Net loss	$(163,822)	$(91,761)
Adjustments to reconcile net loss to net cash used in
operating activities:
Member share-based compensation	-	2,185
Amortization of discount on notes payable	850	-
Amortization of customer list	12,375	4,125
Changes in current assets and liabilities:
Deposits	(2,675)	(2,325)
Accrued liabilities	(8,708)	7,246
Deferred revenue	(7,787)	14,489
Net cash flows used in operating activities	(169,767)	(66,041)

Cash flows from investing activities:
Acquisition of customer list	(10,000)	(6,500)
Net cash flows used in investing activities	(10,000)	(6,500)

Cash flows from financing activities:
Proceeds from issuance of note payable	350,000	-
Proceeds from member borrowings		12,441
Payment of member payable	(21,037)	-
Proceeds from equity member contributions	-	150,000
Distributions to equity members	(103,840)	(96,500)
Net cash flows provided by financing activities	225,123	65,941

Net increase (decrease) in cash and cash equivalents	45,356	(6,600)

Cash and cash equivalents, beginning of year	2,966	9,566

Cash and cash equivalents, end of year	$48,322	$2,966

Supplemental disclosures of cash information:
Interest paid	$19,345	-

Supplemental non-cash investing and financing activities:
Discount on notes payable	$(4,370)	-
Member equity issued with notes payable	$4,370	-
Distribution to equity member as distribution payable	$(5,000)	$(29,123)

Bay Harbor Marketing, LLC

Notes to Financial Statements

Organization and Summary of Significant Accounting Policies

Business

Bay Harbor Marketing, LLC (formerly known as Local Lead, LLC) (the “Company”) was formed as a limited liability company in California in 2004.  The primary business is the generation of leads for financial advisors and insurance agents using search engine and internet marketing.  The Company built a proprietary software platform to manage all aspects of the lead process, including client management, lead fulfillment and billing.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses during the reporting period.  Such estimates include valuation of customer list and accrued liabilities.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments purchased with an original maturity of three months or less.

Revenue Recognition

The Company’s revenues consist of sales of the generation of leads (prospects) for financial advisors and insurance agents.  The Company recognizes revenue once collectability is established, delivery of the lead has occurred, all performance obligations have been satisfied, and no refund obligations exist.

Advertising Costs

The Company expenses marketing costs as incurred.  Advertising expenses were $14,790 and $10,825 in 2007 and 2006, respectively.

Shipping and Handling Costs

The Company’s shipping and handling costs are included in cost of sales for all periods presented.

Income Taxes

The Company is an LLC and therefore all profits are allocated directly to the owners of the LLC and there are no income taxes attributable to the LLC.

2.	Deposits

Deposits consist of amounts due the Company from the current and previous lessor of office space for the rental security deposits the Company paid.  As of December 31, 2007 and 2006 the balance of deposits was $5,000 and $2,325, respectively.

3.	Customer List

In September 2006, the Company purchased the assets of Mainline Media, a company specializing in providing 401K retirement leads to financial advisors.  The purchase price of the acquisition was $16,500, of which $6,500 was paid in 2006 and $10,000 was paid in 2007.  As a result of the acquisition, the Company received a customer list which is being amortized over a 12-month period.  The value of the list is calculated by purchase price net of accumulated amortization.  As of December 31, 2007, the customer list was fully amortized.

4.	Notes Payable

The Company entered into three notes payable during 2007 at interest rates ranging from 10% to 18%.  In 2007, one of the note holders was granted an equity stake in the Company valued at $4,370 which is accreted to interest expense over the life of the note using the effective interest method.  Interest expense related to the role was $850 during the year ended December 31, 2007.  As of December 31, 2007, the aggregate amount of principal maturities of all long term debt during each of the succeeding years is as follows:

Year ending December 31:
2008	$209,706
2009	10,936
2010	62,323
2011	13,886
2012	15,649
Thereafter	37,500
350,000
Discount on note payable	(3,520)
Total	346,480
Less current portion	209,706
Long-term debt	$136,774

5.         Accrued Liabilities

Accrued liabilities were comprised of the following at December 31:

	2007	2006

Credit cards payable	$21,817	$13,114
Accrued interest on notes payable	6,572	-
Contractors payable	6,017	7,594
Unpaid cost for acquisition of customer list	-	10,000
Member’s distribution payable	5,000	29,123
Other	6,717	-

	$46,123	$59,831

6.	Members’ Deficit

The Members of the Company all belong to the same class.  Profits and losses are allocated to the members of the Company in proportion to the Member’s percentage interest.  Total cash contributions from members amounted to $150,000 and $0 in 2007 and 2006, respectively.  In 2006, one of the members received an additional 1% share of the Company in exchange for advisory services performed.  The fair value of this was determined to be $2,185.  In 2007, one of the members received 2% share of the Company, valued at $4,370, for loaning funds to the Company and was recorded as a discount on notes payable.

7.	Lease Commitments

The Company leases its office facilities under a noncancelable operating lease agreements that expire October 30, 2008.

The minimum future lease payments under the operating lease are as follows:

Year ending December 31, 2008                $44,250

Lease expense charged to operations for the years ended December 31, 2007 and 2006 was $33,307 and $17,292, respectively.

8.	Subsequent Events

On August 29, 2008, the Company entered into an asset purchase agreement (“Asset Purchase Agreement”) with Adex Media, Inc. (“Adex”), pursuant to which Adex acquired substantially all the assets of the Company, specifically the assets that comprise the operational assets of the business currently conducted by the Company including its proprietary lead generation technology platform.  The asset purchase was completed on August 29, 2008 (“Closing Date”).

8.	Subsequent Events, continued

The purchase price for the Company’s assets consisted of the following: (i) Fifty Thousand Dollars ($50,000) paid to the Company at the closing,; (ii) fifty thousand (50,000) restricted shares of Adex common stock issued to the Company on the Closing Date; (iii) one hundred fifty two thousand one hundred fifty one (152,151) restricted shares of Adex common stock issued to Kevin Dufficy, the managing member of the Company, on the Closing Date; (iv) one hundred forty-seven thousand two hundred seventy-three (147,273) restricted shares of Adex common stock issued to Remington Partners, Inc., a creditor of the Company, on the Closing Date; and (v) an additional amount of up to one hundred fifty thousand (150,000) restricted shares of Adex common stock issued to an escrow agent on the closing date in the name of the Company pursuant to an escrow agreement.

As a result of the Asset Purchase Agreement, the notes payable to Remington Partners was settled by the Adex common stock shares.  The notes payable to other parties were transferred to and assumed by Kevin Dufficy, the managing member of Bay Harbor. Additionally, the Company cancelled its office lease to move into the Adex facilities.  No penalty was incurred as a result of this with the exception of a forfeited security deposit.

9.         Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company sustained substantial operating losses in the years ended December 31, 2007 and 2006, and used substantial amounts of working capital in its operations. As noted above, the Company entered into an Asset Purchase Agreement with Adex Media, Inc. in which substantially all of the Company’s assets were acquired.  This agreement will provide adequate capital for the continuing operations of the Company and will allow it to operate as a going concern.